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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
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2 CORBETT WAY
EATONTOWN, NEW JERSEY 07724
[AMEDIA NETWORKS, INC. LOGO]



July 24, 2007


Dear Fellow Shareholders,

         The purpose of this letter is to provide an update from Amedia Networks management to shareholders on the status of our business progress over the first half of 2007.

Overview

         This year we reached our third anniversary as a supplier of next generation home gateways that distribute and manage ultra-broadband voice, video and data services in the home. Over the last year we have achieved major product development milestones, recorded our first significant revenue from shipments of equipment to Motorola for US residential trials of the jointly developed MIPX home gateway, successfully re-negotiated the Motorola manufacturing agreement from a capital intensive production commitment to a software licensing agreement, advanced various customer and partner discussions and launched a new product development program that promises to bring video content from internet websites around the world to the TV set. All of this progress positions us to be a significant player in the home networking/entertainment marketplace. What we did not expect this year was the slower than expected growth of the fiber-to-the-home (FTTH) and fiber-to-the-node (FTTN) deployments both in North America and internationally. The sluggish pace of these deployments has made the last year very challenging but we are now seeing signs that the situation is changing. Verizon is accelerating their roll-out of FiOS, AT&T is leading the way on new copper broadband deployments and second and third tier service providers are following their lead. As ultra-broadband deployments accelerate we are well positioned to become a significant player in the home gateway marketplace. We have a fully developed software stack, leading edge software applications under development that bring the internet to the TV, a


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solid reference base of leading service providers, a software licensing agreement with Motorola, licensing agreements with other vendors under discussion, and the opportunity to bring our home networking concepts to the consumer market.

         Let me say a few words about the Motorola relationship. The MIPX product jointly developed by the two companies is the first in a line of IP home gateways offering expanded support for data, IPTV, High Definition TV, and Digital Video Recorders via Motorola's existing Multi-Service Access Platform. The product line will be exclusively distributed by Motorola under the Motorola brand. In Q4 2006, Amedia successfully passed the IPTV Gateway System Verification Testing Acceptance Test - a major engineering milestone in the Strategic Alliance Agreement between the companies. Amedia and Motorola also successfully completed an Alpha trial with a mid-tier communications company in the US Mid-west in February 2007. In Q1 2007, Amedia shipped almost $300,000 of units to Motorola for use in customer Beta trials. The Beta trial with the same customer started in late February and has been progressing very smoothly.

         The work being done with Motorola demonstrates that our development team can deliver a high-quality product on time and on budget. As the Beta testing began, we took the opportunity to open discussions on the transfer of large scale manufacturing to Motorola. Our decision to do this was based on the large cash outflows that would be required to carry the MIPX into production. In exchange for the transfer of manufacturing, Amedia has entered into a licensing agreement with Motorola where Motorola has committed to pay per-unit royalty payment for each unit beyond a predefined number. A significant up front advance on such royalty payment was made in June 2007. This is a win-win for both companies. Motorola will have total control over the future manufacturing and support of the product, while Amedia will receive an ongoing profitable revenue stream for the IP we created in the product.

         The licensing agreement with Motorola also removes the exclusivity and non-compete provisions under the manufacturing agreement. This frees Amedia to work with


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other key strategic players to capitalize on our innovative home networking platform product ideas.

         In addition to the development of the Motorola MIPX product, our team has successfully completed extensive testing with a number of next generation access equipment vendors, further validating the quality and innovation of our products. In addition to our testing with equipment vendors, our solutions have been evaluated by a large Tier 1 telecom service provider as well. Amedia has been attaining a reputation as a leading edge technology company with an ability to successfully demonstrate new software innovations.

         As a result of the work with both Motorola and a variety of other leading service providers, Amedia has developed a comprehensive software stack that can be implemented through licensing agreements on other vendors' home gateway hardware platforms. It is our plan to exploit these opportunities by marketing our software stack to the growing number of companies that are building unique home gateway hardware platforms and meet the specific needs of service providers in different regions of the global market. Under these licensing agreements, Amedia will assist vendors to port our proven home gateway software to their designs and receive an ongoing royalty from the sale of those products to service providers around the world. Through this marketing strategy we avoid the costly investment in commodity hardware designs and utilize the software platform already developed to minimize our ongoing development expense. To keep R&D costs down we also plan to continue our practice of using off-shore software development support wherever it is appropriate.

         Another area we are excited about is our development focus on our Broadband Entertainment Center platform, which was one of the most talked about new ideas in Q1 2007. First introduced late in 2006 as a replacement to the PC as the nerve center of the networked home, then showcased at this year's Consumer Electronics Show in Las Vegas, this product has captured the attention of the media as it moves the customer demarcation line from outside the house to inside. Media coverage included Telephony,


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CED Weekly, Telecommunications Magazine, TVOver.net, Business Weekly,
TMCNet.com, Telecom Paper, Online Reporter, Broadband Properties, and more. The core of the Broadband Entertainment Center Platform will be the ability to browse the internet from the comfort of the family room on the TV, and bring video content back from websites around the world to the TV without the need of a traditional computer. This capability will bring entertainment video content from websites like YouTube and ABC.com to the TV where it can be viewed in a group setting. The Broadband Entertainment Center will also allow the distribution of stored movies, photos and music to be routed throughout the home to video and audio equipment.

         We also have announced our plan to begin development this year of the first GPON (Gigabit Passive Optical Network) gateway, with built-in home networking capabilities and a personal media library. Designed specifically for telcos upgrading their networks from BPON to GPON, the HG-G1000 will provide the combined functionality of an in-home Broadband Home Router (BHR), an outdoor Optical Network Terminal (ONT), and integrated battery backup. Telecommunications companies can offer the HG-G1000 as a single, "in-home" gateway appliance for subscribers - without the need for outdoor-hardened optical or electrical components. This significantly reduces installation costs, relative to the multiple equipment unit (ONT plus BHR and battery backup) solution, by eliminating outdoor installation and wiring required to interconnect multiple products. At the same time, it provides a means to utilize the existing home television and telephone wiring within the connected home.

         On the strategic alliance front, We have been pursuing strategic partners to sell to the large service providers in North America, who have expressed considerable interest in our technology. These conversations have been productive and are ongoing.

         As I mentioned in my opening paragraph, the home gateway market has been soft but it is now showing signs of growth. Over the last three years we have made considerable investment in the software and hardware development including the work completed for Motorola. This investment now provides us great opportunity to position


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Amedia as a leading supplier of Home Gateway products that extend to the exploding home networking and internet video services market. With a lot of the work now completed, we had the opportunity to restructure the company and reduce our operational expenses. This restructuring is now completed and our monthly expense has been significantly reduced. Through this restructuring we have retained the team that is necessary to carry out our software licensing/home networking strategy. I am confident that our change in strategy to capitalize on our product development achievements over the last three years with a smaller, more focused team and our growing reputation among industry decision-makers as an innovative company, offer a very positive outlook for Amedia in the coming months.


/s/ Frank Galuppo

Frank Galuppo
CEO and President



ABOUT AMEDIA NETWORKS

         Amedia Networks, Inc. (OTC BB: AANI) provides next generation residential media gateways to distribute and manage high-quality voice, high-definition video, and high-speed data services throughout the networked home. The Amedia residential gateway offers a single, compact, configurable device with the collective functionality of a modem, wireless access point, router, VoIP adapter, and family firewall - all in one. In addition, it features external media storage and a built-in operating system for carriers to continuously develop and deliver new, ultra-broadband applications to the home. The company is led by an executive team with a long and proven history in the voice, data, and telecom industries, and its core technologies have been co-developed by Lucent Technologies, Inc.'s renowned Bell Laboratories unit. For more information, visit www.amedia.com.

                                       ###


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